                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant             [X]
Filed by a Party other than the Registrant  [ ]

Check Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement (R) Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ORGANIC, INC.
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)      Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        2)      Aggregate number of securities to which the transaction applies:

        ------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        5)      Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

        ------------------------------------------------------------------------

        2)      Form, Schedule or Registration Statement No.:

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        3)      Filing Party:

        ------------------------------------------------------------------------

        4)      Date Filed:

        ------------------------------------------------------------------------

[Organic logo]

Organic, Inc.
510 Third Street
San Francisco, California 94107

                                          June 23, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Organic, Inc. that will be held on Tuesday, July 25, 2000, at 10:00 a.m., at The Argent Hotel, 50 Third Street, San Francisco, California 94103.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of Organic's 1999 Annual Report on Form 10-K is also enclosed.

     The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely yours,

                                       /s/JONATHAN NELSON
                                          ---------------
                                          Jonathan Nelson
                                          Chairman of the Board and
                                          Chief Executive Officer

                                 ORGANIC, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 25, 2000
                            ------------------------

To the Stockholders of Organic, Inc.:

     The Annual Meeting of Stockholders of Organic, Inc., a Delaware corporation, will be held at The Argent Hotel, 50 Third Street, San Francisco, California 94103 on Tuesday, July 25, 2000, at 10 a.m., Pacific Daylight Time.

     Organic is holding this meeting to:

     - elect five directors to the Organic Board, each to serve for a term of one to three years;

     - ratify the selection of the independent auditor; and

     - transact any other business that properly comes before the meeting.

     The Board of Directors has selected June 12, 2000 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at our corporate Secretary's office, 510 Third Street, San Francisco, California 94107, for ten days before the meeting.

     This proxy statement, proxy and our 1999 Annual Report on Form 10-K are being distributed on or about June 23, 2000.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors,

                                       /s/MARGARET MAXWELL ZAGEL
                                          -----------------------
                                          Margaret Maxwell Zagel
                                          Secretary

June 23, 2000

                               TABLE OF CONTENTS

General Information.........................................    1
Election of Directors.......................................    3
  Nominee for Election for a One-Year Term Ending with the
     2001 Annual Meeting of
     Stockholders...........................................    3
  Nominees for Election for a Two-Year Term Ending with the
     2002 Annual Meeting of Stockholders....................    3
  Nominees for Election for a Three-Year Term Ending with
     the 2003 Annual Meeting of Stockholders................    3
  Committees of the Board of Directors; Meetings............    4
Stock Ownership.............................................    4
  Section 16(a) Beneficial Ownership Reporting Compliance...    5
Compensation of Directors and Named Executive Officers......    6
  Option Grants During Fiscal Year 1999.....................    7
  Aggregate Option Exercises in Fiscal Year 1999 and Fiscal
     Year-End Option Values.................................    7
  Employment Agreements.....................................    8
  Director Compensation.....................................    9
  Compensation Committee Interlocks and Insider
     Participation..........................................    9
  Legal Proceedings.........................................    9
  Certain Related Transactions..............................   10
Ratification of Selection of Independent Auditor............   11

                              GENERAL INFORMATION

     Q: Who is soliciting my proxy?

     A: We -- the Board of Directors of Organic, Inc. -- are sending you this
        Proxy Statement in connection with our solicitation of proxies for use at Organic's 2000 Annual Meeting of stockholders. Certain directors, officers and employees of Organic also may solicit proxies on our behalf by mail, phone, fax or in person.

     Q: Who is paying for this solicitation?

     A: Organic will pay for the solicitation of proxies. Organic also will reimburse banks, brokers, custodians, nominees and fiduciaries for the reasonable charges and expenses that they incur to forward our proxy materials to the beneficial owners of Organic common stock.

     Q: What am I voting on?

     A: The election of Jonathan Nelson, Michael Hudes, Gerald Bruce Redditt,
        Gary F. Hromadko and Peter Rip to the Board of Directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent auditor.

     Q: Who can vote?

     A: Only those who owned common stock at the close of business on June 12, 2000, the record date for the Annual Meeting, can vote. If you beneficially owned common stock on the record date, you have one vote per share at the Annual Meeting.

     Q: What does "beneficially owned" mean?

     A: Under the Securities and Exchange Commission's definition, "beneficial ownership" of shares means shares over which a person has sole or shared voting or investment power.

     Q: How do I vote and can I revoke my proxy?

     A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope at your earliest convenience. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. By voting in person, you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director and FOR the ratification of the selection of independent auditor.

     Q: What constitutes a quorum?

     A: On the record date, Organic had 87,761,442 shares of common stock, $0.0001 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is, a majority of the total number of votes entitled to be cast) are present either in person or by proxy. If you do not vote, or if a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for the purpose of determining whether stockholder approval has been obtained, but they will be counted for the purposes of determining whether there is a quorum.

         Directors need the affirmative vote of holders of a majority of the voting power present and entitled to vote to be elected. Ratification of the selection of independent auditor also requires the affirmative vote of holders of a majority of the voting power present and entitled to vote.

     Q: What happens if I withhold my vote for an individual director?

     A: Withheld votes are counted as "no" votes for the individual director.

     Q: When are stockholder proposals for the 2001 Annual Meeting due?

     A: To be considered for inclusion in management's proxy statement for Organic's 2001 Annual Meeting of stockholders, a stockholder proposal must be received at Organic's offices by February 23, 2001. All stockholder proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

     Q: What matters may be presented to the stockholders at an Annual Meeting?

     A: Organic's bylaws specify the matters that may be presented to stockholders at an Annual Meeting as:

        - matters listed in the notice of meeting;

        - matters presented by the Board of Directors; and

        - matters properly presented by stockholders. See the next question.

     Q: If I do not submit a stockholder proposal to Organic by the deadline for inclusion in the 2001 proxy statement, how do I present matters to stockholders at the 2001 Annual Meeting?

     A: Under Organic's bylaws, a stockholder must give written notice to the Secretary between 60 and 90 days prior to the first anniversary of the preceding year's Annual Meeting of the matter to be presented at that year's Annual Meeting. To present a matter at the 2001 Annual Meeting, the stockholder must give written notice to the Secretary no earlier than April 26, 2001 and no later than May 26, 2001.

     Q: If any other matter is presented at the Annual Meeting, who has authority to vote on the matter?

     A: We do not expect any matters, other than those included in the proxy statement, to be presented at the 2000 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on the matter unless you direct otherwise in your proxy instructions.

     Q: How do I recommend someone to be a nominee for Organic director?

     A: A stockholder may recommend nominees for director to the Board of Directors by giving the Secretary a written notice by February 23, 2001 in order to be considered for presentation at the 2001 Annual Meeting of stockholders. The notice must include the full name, age, business and residence addresses, and principal occupation or employment of the nominee. It must also include the number of shares of Organic common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee's written consent to the nomination and agreement to serve, if elected. In order to be considered for the 2001 Annual Meeting of stockholders, a stockholder must give written notice to the Secretary no earlier than April 26, 2001 and no later than May 26, 2001.

                             ELECTION OF DIRECTORS
                        (Proposal One on the Proxy Card)

     Organic's Board of Directors is divided into three classes, each serving staggered three-year terms. Five directors currently comprise our Board. At the Annual Meeting, you and the other stockholders will elect a total of five individuals to serve on the Board of Directors: one Class I director, whose term will expire at the 2001 Annual Meeting of stockholders; two Class II directors, whose terms will expire at the 2002 Annual Meeting of stockholders; and two Class III directors, whose terms will expire at the 2003 Annual Meeting of stockholders. Each of the nominees listed below is currently a member of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy FOR the election of all nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board.

     WE RECOMMEND A VOTE FOR EACH NOMINEE.

     Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

NOMINEE FOR ELECTION FOR A ONE-YEAR TERM ENDING WITH THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     Jonathan Nelson, age 32, co-founded the company in 1993 and has served as Organic's Chief Executive Officer and Chairman of the Board since January 1995. From February 1996 to May 1996, Mr. Nelson served as President and Chief Executive Officer of Accrue Software, a developer of network based tools for measuring Web site performance. Mr. Nelson also served as Chairman of the Board of Accrue from February 1996 to November 1999.

NOMINEES FOR ELECTION FOR A TWO-YEAR TERM ENDING WITH THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Michael Hudes, age 38, has served as Organic's President and as a member of Organic's Board of Directors since October 1995, and until August 1999 he also served as Organic's Chief Operating Officer. From October 1993 to September 1995, Mr. Hudes was the Director of Marketing for daVinci Time & Space, an interactive media company.

     Gerald Bruce Redditt, age 48, has served as a member of Organic's Board of Directors since October 1998. Since May 1998, Mr. Redditt has served as an Executive Vice President of Omnicom Group Inc., a strategic and financial holding company. From July 1995 to May 1998, Mr. Redditt served as an Executive Vice President of Sony Pictures Entertainment, a creator and distributor of entertainment products, services and technology. From March 1991 to July 1995, Mr. Redditt served as a Corporate Vice President of GTE Corporation, a telecommunications company. Since January 1999, Mr. Redditt has served as a director of AGENCY.COM, Ltd.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM ENDING WITH THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     Gary F. Hromadko, age 47, has served as a member of Organic's Board of Directors since January 1997 and has served as a director of Organic Online, Ltd., one of Organic's wholly owned subsidiaries, since February 1999. Since 1993, Mr. Hromadko has been a private venture investor in early stage technology companies.

     Peter Rip, age 46, has served as a member of Organic's Board of Directors since June 2000. Since February 2000, Mr. Rip has served as managing director of Leapfrog Ventures LLC, a private venture capital firm, and from February 1992 until February 2000, he acted as a private venture investor in several early stage technology companies. From September 1997 to February 1999, Mr. Rip was managing director of Knight Ridder Ventures, an affiliate of Knight Ridder, Inc. From

March 1996 to September 1997, he was general manager of Infoseek Corporation, an Internet search company.

     At each Annual Meeting of stockholders after the initial classification, the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third Annual Meeting following their election, or until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. Organic's bylaws authorize the number of directors to be not fewer than five nor more than nine. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. The classification of our Board of Directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of Organic.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Board of Directors recently established an audit committee and a compensation committee. No meetings of these committees were held during 1999.

     The audit committee meets with and considers suggestions from members of management and our internal accounting personnel, as well as our independent accountants, concerning our financial operations. The audit committee also has the responsibility to review our audited financial statements and consider and recommend the employment of, and approve the fee arrangements with, our independent accountants for both audit functions and advisory and other consulting services. The members of the audit committee are Gary F. Hromadko and Gerald Bruce Redditt, both of whom were elected to the committee in November 1999, and Peter Rip, who was appointed to the committee on June 9, 2000 and replaced Michael Hudes on the audit committee.

     The compensation committee, which was established in February 2000, reviews and approves the compensation and benefits payable to our key executive officers, administers our equity incentive plans and makes recommendations to our Board of Directors regarding such matters. The members of the compensation committee are Gary F. Hromadko and Gerald Bruce Redditt.

                                STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of Organic's common stock as of March 31, 2000 by each person or entity known by us to own beneficially more than five percent of Organic's common stock; by each of Organic's executive officers named in the Summary Compensation Table; by each of our directors; and by Organic's executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (SEC) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of capital stock listed as owned by such person. Shares subject to options which are exercisable within 60 days of March 31, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

     The address of each of the executive officers and directors is c/o Organic, Inc., 510 Third Street, San Francisco, California 94107.

                                                              NUMBER OF       PERCENTAGE
                                                                SHARES        OF SHARES
                                                             BENEFICIALLY    BENEFICIALLY
                     NAME AND ADDRESS                           OWNED          OWNED(1)
                     ----------------                        ------------    ------------
Organic Holdings, Inc......................................   51,954,975         59.3%
  c/o Organic, Inc.
  510 Third Street
  San Francisco, CA 94107
Omnicom Group, Inc.........................................   14,983,101         17.1%
  437 Madison Avenue
  New York, NY 10022
Jonathan Nelson(2).........................................   51,954,975         59.3%
Michael Hudes(3)...........................................    1,014,750          1.2%
Janis Nakano Spivack(4)....................................      239,063            *
Susan Field(5).............................................       75,000            *
Matthew Bernardini(6)......................................      154,164            *
Gary F. Hromadko...........................................           --            *
Bruce Redditt..............................................           --            *
Peter Rip..................................................           --            *
All executive officers and directors as a group (15
  persons)(7)..............................................   55,721,040         63.5%

---------------
 * Represents beneficial ownership of less than one percent of the common stock.

(1) Computed on the basis of 87,553,746 shares outstanding as of March 31, 2000 and, with respect to each officer and director, shares subject to options exercisable within 60 days of March 31, 2000.

(2) Shares beneficially owned by Mr. Nelson consist of 51,974,975 shares owned by Organic Holdings, Inc., of which Mr. Nelson is the majority stockholder.

(3) As of March 31, 2000, 369,000 shares held by Mr. Hudes were subject to a right of repurchase by us which lapses over time.

(4) Includes 55,781 shares subject to options exercisable within 60 days of March 31, 2000, of which 39,843 shares were vested and 15,938 shares were unvested as of March 31, 2000.

(5) Includes 75,000 shares subject to options exercisable within 60 days of March 31, 2000, of which 75,000 were vested as of March 31, 2000.

(6) Includes 10,311 shares subject to options exercisable within 60 days of March 31, 2000, of which 4,686 shares were vested and 5,625 shares were unvested as of March 31, 2000. As of March 31, 2000, 74,478 shares held by Mr. Bernardini were subject to a right of repurchase by us which lapses over time.

(7) Includes 159,180 shares subject to options exercisable within 60 days of March 31, 2000, of which 131,367 shares were vested and 27,813 shares were unvested as of March 31, 2000. As of March 31, 2000, 1,549,480 shares held by such persons were subject to a right of repurchase by us which lapses over time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Organic's directors, executive officers and holders of more than 10% of a registered class of Organic's equity securities to file reports of ownership on a Form 3 and changes in ownership on a Form 4 or a Form 5 with the SEC and the Nasdaq National Market. Such persons are also required by the SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Because Organic was not a reporting company during fiscal year 1999, no reports were required during that year. Accordingly, we believe that Organic's directors, officers and holders of more than 10% of Organic's common stock are in full compliance with the reporting requirements of the Exchange Act.

             COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

     The following table contains information in summary form concerning the compensation paid to Organic's chief executive officer and each of Organic's four most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal years ended December 31, 1997, 1998 and 1999. In accordance with the rules of the SEC, the compensation described below does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                              ANNUAL COMPENSATION     SECURITIES
                                             ---------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY(1)     BONUS       OPTIONS      COMPENSATION(2)
    ---------------------------       ----   ----------   --------   ------------   ---------------
Jonathan Nelson.....................  1999    $183,072    $ 54,922           --         $2,520
  Chief Executive Officer and         1998      94,947          --           --          2,520
  Chairman of the Board               1997      87,484          --           --          2,730
Michael Hudes.......................  1999     225,352      75,000           --             --
  President and Director              1998     165,792      65,000    1,476,000             --
                                      1997     137,086          --           --             --
Janis Nakano Spivack(3).............  1999     171,250      47,500       67,500             --
  Vice President, Chief               1998     132,500      11,000           --             --
  Creative Officer                    1997      15,875          --      382,500             --
Susan Field(4)......................  1999     130,773     150,000    1,755,000             --
  Executive Vice President and        1998          --          --           --             --
  Chief Financial Officer             1997          --          --           --             --
Matthew Bernardini(5)...............  1999     166,967      40,000      382,500             --
  Vice President, Chief Technology    1998     110,417      15,000       45,000             --
     Officer                          1997      22,529          --       90,000             --

---------------
(1) Salary includes amounts deferred under our 401(k) Plan.

(2) Represents term life insurance premiums paid by us on Mr. Nelson's behalf.

(3) Ms. Spivack commenced employment with us in November 1997.

(4) Ms. Field commenced employment with us in June 1999.

(5) Mr. Bernardini commenced employment with us in October 1997.

OPTION GRANTS DURING FISCAL YEAR 1999

     The following table sets forth certain information concerning grants of stock options to each of the executive officers named in the table above during the fiscal year ended December 31, 1999.

                                      INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                        ---------------------------------------------                  VALUE AT ASSUMED
                        NUMBER OF         PERCENT OF                                 ANNUAL RATES OF STOCK
                        SECURITIES      TOTAL OPTIONS                                 PRICE APPRECIATION
                        UNDERLYING        GRANTED TO        EXERCISE                  FOR OPTION TERM (1)
                         OPTIONS         EMPLOYEES IN       PRICE PER   EXPIRATION   ---------------------
         NAME            GRANTED     FISCAL YEAR 1999(2)    SHARE(3)       DATE         5%         10%
         ----           ----------   --------------------   ---------   ----------   --------   ----------
Jonathan Nelson.......         --              --                 --           --          --           --
Michael Hudes.........         --              --                 --           --          --           --
Janis Nakano
  Spivack.............     67,500             0.4%           $2.6667     11/22/09    $113,202   $  286,877
Susan Field...........  1,755,000            11.5%           $0.8333      6/23/09    $919,722   $2,330,755
Matthew Bernardini....    382,500             2.5%           $1.3333      7/13/09    $320,736   $  812,809

---------------
(1) Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These numbers are calculated based on SEC requirements and do not reflect our estimate or projection of the future common stock price.

(2) The percentage of total options is based on an aggregate of 15,309,525 options granted to employees during fiscal 1999.

(3) All options were granted at a fair market value as determined by our Board of Directors on the date of grant.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of the executive officers named in the table above the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 1999 and the year-end number and value of exercisable and unexercisable options.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT               IN-THE-MONEY OPTIONS
                          SHARES                    DECEMBER 31, 1999(1)         AT DECEMBER 31, 1999(2)
                        ACQUIRED ON    VALUE     ---------------------------   ---------------------------
         NAME            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   --------   -----------   -------------   -----------   -------------
Jonathan Nelson.......         --           --          --              --             --             --
Michael Hudes.........         --           --     553,500         922,500     $1,421,880     $2,369,800
Janis Nakano
  Spivack.............    183,282     $409,737      15,937         250,781     $   40,940     $  470,829
Susan Field...........         --           --          --       1,755,000     $       --     $3,217,500
Matthew Bernardini....     16,989     $ 40,095      43,949         456,562     $  112,899     $  690,706

---------------
(1) Although options are immediately exercisable for all the option shares, any shares purchased under such an option are subject to repurchase by us, at the exercise price paid per share, in the event the optionee ceases to provide services to us prior to vesting in those shares. Accordingly, the table reflects such option shares as to which the repurchase right has lapsed under the "exercisable" column and such option shares subject to the repurchase right under the "unexercisable" column.

(2) Value of exercised in-the-money options represents the positive spread between the option exercise price and the deemed fair market value of our common stock at December 31, 1999, which our Board of Directors determined was $2.6667 per share.

EMPLOYMENT AGREEMENTS

  Jonathan Nelson

     On January 29, 1997, Mr. Nelson entered into an employment agreement with Organic to serve as Organic's Chief Executive Officer. Mr. Nelson currently serves as Organic's Chief Executive Officer and as Chairman of our Board of Directors. As amended on February 24, 1997, the employment agreement provides Mr. Nelson with an annual base salary of $90,000. In addition, Mr. Nelson is eligible to receive discretionary bonus compensation in an amount determined by the Board of Directors. Under the terms of his agreement, Mr. Nelson's employment shall continue until either party gives the other party 90 days advance written notice of the expiration of the employment agreement. Should Organic terminate Mr. Nelson's employment for cause, Organic must pay Mr. Nelson all compensation due on the date of termination. If Organic terminates Mr. Nelson's employment without cause and without 90 days advance written notice, Mr. Nelson is entitled to receive from us, so long as Mr. Nelson is not in breach of the non-competition and protection of confidential information provisions of his employment agreement,

     - his applicable salary compensation less any income earned from subsequent employment, limited to 90 days once written notice is given, and

     - any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the date of termination.

  Michael Hudes

     On January 29, 1997, Mr. Hudes entered into an employment agreement with Organic to serve as Organic's President. Mr. Hudes currently serves as Organic's President and a member of our Board of Directors. As amended on February 24, 1997, the employment agreement provides Mr. Hudes with an annual base salary of $140,000. In addition, Mr. Hudes is eligible to receive discretionary bonus compensation in an amount determined by the Board of Directors. Under the terms of his agreement, Mr. Hudes's employment shall continue until either party gives the other party 90 days advance written notice of the expiration of the employment agreement. Should Organic terminate Mr. Hudes's employment for cause, Organic must pay Mr. Hudes all compensation due on the date of termination. If Organic terminates Mr. Hudes's employment without cause and without 90 days advance written notice, Mr. Hudes is entitled to receive from us, so long as Mr. Hudes is not in breach of the non-competition and protection of confidential information provisions of his employment agreement,

     - his applicable salary compensation less any income earned from subsequent employment, limited to 90 days once written notice is given, and

     - any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the date of termination.

  Susan L. Field

     On June 22, 1999, Ms. Field entered into an employment agreement with Organic to serve as Organic's Executive Vice President and Chief Financial Officer. The employment agreement provides Ms. Field with an annual base salary of $250,000 and a bonus of up to 40% of her base salary upon achievement of specific goals and objectives. Additionally, Ms. Field was paid a signing bonus of $50,000 in connection with her entering the employment agreement.

     Ms. Field's employment agreement also provides her with an incentive stock option for the purchase of 480,000 shares of Organic's common stock pursuant to Organic's 1997 stock option plan at an exercise price of $0.8333 per share, and a nonstatutory stock option for the purchase of 1,125,000 shares of Organic's common stock pursuant to Organic's 1997 stock option plan, at an exercise price of $0.8333 per share. These options contain a four year vesting period, with 25% vesting after the first continuous year of employment and the remaining option shares vesting in equal monthly portions through the fourth year. Also, Ms. Field is entitled to an additional nonstatutory stock option grant of 150,000 shares of common stock pursuant to Organic's 1997 stock option plan, at an exercise price of $0.8333 per share. Of these shares, 75,000 vested upon the closing of the initial public offering on February 18, 2000 and 75,000 will vest upon Organic's hiring employees to fill at least two key management positions and Organic's retaining these employees for nine continuous months of employment.

     Under the terms of her agreement, Ms. Field's employment may be terminated by either party at any time with or without cause and with or without notice. Should Organic terminate Ms. Field's employment for cause or should she voluntarily resign, she will not be entitled to severance pay, pay in lieu of notice, or any other compensation or benefits, other than payment of accrued salary and vacation. In the event Ms. Field's employment is terminated without cause, Organic will provide her with

     - a payment equal to three months of her salary, less standard withholdings and deductions and

     - a one-year acceleration of vesting of the common stock subject to purchase pursuant to the options granted to her as of the date of the employment agreement.

DIRECTOR COMPENSATION

     We granted Mr. Rip, one of our nonemployee directors, options to purchase up to 10,000 shares of Organic common stock upon his appointment to the Board of Directors on June 9, 2000. The options are fully vested and the exercise price of those options was the closing price of Organic's common stock on the date of the grant.

     We have not adopted a policy with respect to compensation of Organic's directors, and apart from the grant of stock options to Mr. Rip, we have not previously compensated our directors. In the future, we intend to compensate our nonemployee directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee makes all compensation decisions. Gary F. Hromadko and Gerald Bruce Redditt have served as the only members of the compensation committee since we formed the committee in February 2000. No member of our compensation committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee. No member of our compensation committee is or was one of Organic's officers or employees.

     There are no family relationships among any of Organic's directors or executive officers other than between Michael Hudes and Daniel J. Lynch, who are brothers-in-law.

LEGAL PROCEEDINGS

     On February 17, 2000, a former employee filed an action against Organic Holdings, Inc., Organic, Inc., and Jonathan Nelson, the Company's Chief Executive Officer and Chairman of the Board, in the California Superior Court in San Francisco. (Haig v. Organic Holdings, Inc., et al.) An amended complaint was filed on March 22, 2000. The amended complaint asserts several claims based on allegations that the former employee was prevented from exercising stock options in Organic Holdings. The amended complaint seeks substantial actual and exemplary damages apparently based on the substantial increase in the value of Organic Holdings stock after the initial public offering of two companies in which it owned substantial stakes in, including Organic, Inc. The case is in its earliest stages, and no discovery has been taken. The defendants believe that these claims lack any merit, and intend to contest them vigorously.

     On May 16, 2000, an individual real estate broker and former employee of a real estate brokerage company which had performed some work for Organic filed suit in United States District Court in New York City seeking recovery from Organic and others for broker's commissions he claims due. (Kades v. Organic, Inc., et al.) The complaint alleges claims for violation of the Racketeering Influenced Corrupt Organizations (RICO) Act, misrepresentation, interference with contractual relations and other causes of action and seeks compensatory and punitive damages against all defendants. The lawsuit is in its initial stages. We believe the complaint is without merit and intend to contest the claims vigorously.

CERTAIN RELATED TRANSACTIONS

  Omnicom Group

     In February 1999, we issued 1,488,000 shares of our Series B preferred stock at $7.2067 per share to Omnicom Group for net cash proceeds of $7.7 million plus the settlement of a $3.0 million short-term bridge loan that we obtained from Omnicom Group in January 1999. Omnicom Group beneficially owns more than five percent of our common stock.

     On August 27, 1999, we entered into a revolving credit facility with Omnicom Group, which allowed us to borrow up to $30.0 million at the lender's commercial paper rate plus 3.0% until the closing of our initial public offering. Thereafter, we may borrow up to $15.0 million from Omnicom Group at the lender's commercial paper rate plus 1.25% through September 30, 2002. Additionally, in connection with the revolving credit facility, we issued a warrant to purchase 2,249,076 shares of our common stock to Omnicom Group at an exercise price of $0.0033 per share.

     One of our directors, Gerald Bruce Redditt, has served as Executive Vice President of Omnicom Group since 1998.

  Officer Loan

     On March 31, 1999, we entered into a promissory note agreement for $200,000 with Michael Hudes. This loan was secured by a pledge of Mr. Hudes' shares of Organic common stock. This note bears an annual interest rate of 7% with principal and interest payments due every other year beginning on March 31, 2001. On April 11, 2000, Mr. Hudes repaid the outstanding principal amount due.

     On April 27, 2000, Organic entered into another promissory note agreement for $3.0 million bearing an annual interest rate of 9% with Michael Hudes. All amounts due including interest were fully repaid on May 5, 2000.

  Registration Rights

     We have entered into an investor's rights agreement with Organic Holdings, Inc., which beneficially owns more than five percent of our common stock, and Omnicom Group. This agreement provides that, subject to specified limitations, if we propose to register any of our common stock under the Securities Act, Organic Holdings, Inc., Omnicom Group and their permitted transferees have the right to include their shares of common stock in the registration. Furthermore, subject to specified limitations, Organic Holdings, Inc., Omnicom Group and their permitted transferees may require us to register all or part of the common stock they hold. These demand rights apply during the period commencing on August 11, 2000 and ending on August 11, 2005. The number of shares included in any underwritten offering can be limited by the underwriters of that offering.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                            ------------------------

     We have not included a report of Organic's compensation committee on executive compensation or a stock performance graph for 1999 because Organic's common stock was not publicly traded at any time prior to or during 1999.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
                        (Proposal Two on the Proxy Card)

     WE RECOMMEND A VOTE FOR THIS PROPOSAL.

     We selected PricewaterhouseCoopers LLP as the independent auditor for Organic for 2000 and recommend that the stockholders ratify the selection. If the stockholders do not ratify PricewaterhouseCoopers LLP, we will consider the selection of another independent auditor.

     PricewaterhouseCoopers LLP and its predecessors, independent certified public accountants, have been the auditor for Organic for five years, since the company was incorporated.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to answer questions. They will also have an opportunity to make a statement.

[Organic logo]

                                  ORGANIC, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       for Annual Meeting -- July 25, 2000


        JONATHAN NELSON, MICHAEL HUDES, SUSAN L. FIELD and MARGARET MAXWELL ZAGEL, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of Organic, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Argent Hotel, 50 Third Street, San Francisco, California on Tuesday, July 25, 2000 at 10 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

        Shares represented by this proxy will be voted as directed by the stockholder.

        IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                  (continued and to be signed on reverse side)
                              FOLD AND DETACH HERE

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

Please mark your votes as indicated in this example:      [X].

1.  ELECTION OF DIRECTORS

                                                 [ ] FOR              [ ] WITHHOLD
                                              all nominees              AUTHORITY
                                              listed below           to vote for all
                                            (except as marked        nominees listed
                                             to the contrary             below
                                                 below)

    Nominees:                                   Class I            Class II             Class III
                                                -------            --------             ---------
                                                Jonathan         Michael Hudes        Gary Hromadko
                                                 Nelson       Gerald Bruce Redditt      Peter Rip




(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2.  To ratify the selection of                   [ ] FOR       [ ] AGAINST      [ ] ABSTAIN
PricewaterhouseCoopers LLP as independent
auditors

3. In their discretion, upon such other          [ ] FOR       [ ] AGAINST      [ ] ABSTAIN
business as may properly come before the
meeting.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                            Dated:
                                                  ------------------------------

Sign name exactly as imprinted
hereon. If signing as an attorney,          ------------------------------------
executor, administrator, trustee or         Signature of Stockholder
guardian, give full title as such.
If signer is a corporation, give
full corporate name and sign by duly
authorized officer, showing the
officer's title.


For joint accounts, both owners
should sign.
                                            ------------------------------------
                                            Signature of Stockholder